UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  January 25, 2012

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on January 25, 2012 at the Company’s headquarters, 9740 Scranton Road, San Diego, CA 92121. As of the record date there were 29,900,030 shares outstanding and entitled to vote, 23,226,710 shares were voted in person or by proxy.  The results of the stockholder votes are set forth below:

1.	To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Withheld
Sherry S. Bahrambeygui	23,075,553	151,157
Gonzalo Barrutieta	23,100,464	126,246
Katherine L. Hensley	22,075,806	1,150,904
Leon C. Janks	22,075,850	1,150,860
Lawrence B. Krause	22,075,687	1,151,023
Jose Luis Laparte	23,016,238	210,472
Mitchell G. Lynn	22,778,333	448,377
Robert E. Price	15,262,902	7,963,808
Edgar A. Zurcher	22,091,332	1,135,378

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers for the ensuing year:

	Votes For	Votes Against	Abstain
Total Shares Voted	23,023,222	65,532	137,956

3.	To recommend, on a non-binding advisory basis, the frequency of future advisory votes on named executive officer compensation:

	1 Year	2 Years	3 Years	Abstain
Total Shares Voted	10,043,695	77,672	12,970,908	134,435

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)